[MULTIPLIER] 1
                                   EXHIBIT 11

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                              PAB BANKSHARES, INC.
                              --------------------


                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                      -------------------------
                                                         2000           1999
                                                      ----------     ----------
Basic Earnings Per Share:
------------------------
  Average shares outstanding                           9,574,465     9,609,307
                                                      ==========    ==========

Diluted Earnings Per Share:
--------------------------
  Average shares outstanding                           9,574,465     9,609,307
                                                      ----------    ----------
  Average options outstanding:
    With exercise price of $6.250                        128,000       144,000
    With exercise price of $6.67                           3,677         7,353
    With exercise price of $10.063                       130,600       131,250
    With exercise price of $12.063                        44,600        47,500
    With exercise price of $14.00                              0        10,000





                                                      ----------    ----------
  Proceeds from assumed exercise of options
    outstanding                                       $2,676,764     2,982,806
  Average market price per share during the period    $    12.96         17.10
                                                      ----------    ----------

  Assumed shares repurchased                             206,533       174,427
                                                      ----------   -----------

  Common stock equivalents of options outstanding        100,344       165,676
                                                      ----------    ----------

  Average shares outstanding                           9,674,809     9,774,983
                                                      ==========    ==========

Earnings Per Share:
------------------
  Net Income                                          $2,124,389     2,042,764
                                                      ==========    ==========

  Basic Earnings Per Share                            $      .22           .21
                                                      ==========    ==========

  Diluted Earnings Per Share                          $      .22           .21
                                                      ==========    ==========
